As filed with the Securities and Exchange Commission on April 27, 1999

                                                      Registration No. 333-70821

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 Amendment No. 2


                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          WAVERIDER COMMUNICATIONS INC.

             (Exact name of registrant as specified in its Charter)

            Nevada                                        33-0264030
 (State or other jurisdiction of                (I.R.S. Employer Identification
  incorporation or organization)                             Number)

                         235 Yorkland Blvd., Suite 1101
                         Toronto, Ontario Canada M2J 4Y8
                                 (416) 502-3200
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                              T. SCOTT WORTHINGTON
                         235 Yorkland Blvd., Suite 1101
                         Toronto, Ontario Canada M2J 4Y8
                 (416) 502-3200 / Facsimile No.: (416) 502-2968
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:
                             DAVID A. BROADWIN, ESQ.
                             FOLEY, HOAG & ELIOT LLP
                             One Post Office Square
                        Boston, Massachusetts 02109-2170
                 (617) 832-1000 / Facsimile No.: (617) 832-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                    CALCULATION OF REGISTRATION FEE
  ==========================================================================================================================
                                                                         Proposed             Proposed
                                                                          maximum              maximum            Amount of
              Title of each class of                Amount to be       offering price         aggregate         registration
           securities to be registered               Registered        per share (1)          offering               fee
                                                                                                price
  --------------------------------------------------------------------------------------------------------------------------
  Common Stock, $.001 par value                     7,250,000(2)        $2.315                $16,783,750          $4,952
  --------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of determining the registration fee. In accordance with Rule 457(c) under the Securities Act of 1933, the above calculation is based on the closing bid price reported on the OTC Bulletin Board on January 11, 1999.
(2) Assumes that all shares of preferred stock are converted into common stock, that all the warrants are exercised and that WaveRider exercises in full its right to sell common stock to certain selling stockholders.

        In accordance with Rule 416 under the Securities Act of 1933, this Registration Statement also covers such indeterminate number of additional shares of WaveRider's common stock, $0.001 par value, as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as set forth in WaveRider's Articles of Incorporation and the terms of the warrants referred to above.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                          Waverider Communications Inc.


                        7,250,000 Shares of Common Stock

         This prospectus provides for the sale of up to 7,250,000 shares of commons stock of WaveRider by the selling stockholders.


         WaveRider's common stock is currently quoted on the OTC Bulletin Board, under the symbol "WAVC". On March 19, 1999, the last reported sale price of WaveRider's common stock was $2.1875 per share.



         The mailing address, the telephone and facsimile numbers and the e-mail address of WaveRider's executive offices is:

                           235 Yorkland Blvd., Suite 1101
                           Toronto, Ontario Canada M2J 4Y8
                           (416) 502-3200;  Facsimile No.: (416) 502-2968
                           e-mail address:  info@waverider.com
                           home page:  http://www.waverider.com

Information contained in WaveRider's website shall not be deemed part of this prospectus.


                  Investing in the common stock involves risks.
                     See "Risk Factors" beginning on page 5.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is April 29, 1999

                                                   TABLE OF CONTENTS

                                                                       Page

Risk Factors                                                              3

Where You Can Find More Information                                       6

Use of Proceeds                                                           7


Dividends                                                                 7


Selling Stockholders                                                      8

Plan of Distribution                                                     13

Disclosure of SEC Position on
Indemnification for Securities Act Liabilities                           14

Legal Matters                                                            14

Experts                                                                  14





         In purchasing the shares under this prospectus, you should rely only on the information provided to you in this prospectus. WaveRider has not authorized anyone else to provide you with different information. Neither WaveRider nor any of the selling stockholders is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus. In this prospectus, reference to "we", "us" and "our" refer to Waverider Communications Inc.

                                  RISK FACTORS

         Investment in our shares of common stock is risky. In addition to the information contained in this prospectus, including information incorporated by reference, you should consider carefully the following risk factors, before purchasing the shares offered under this prospectus.


We Have No Operating History, Therefore There Is A High Degree Of
Uncertainty Whether Our Business Plans Or Our Products Will Be Successful


         Up to the present time our company has been entirely a research and development entity, with no sales or revenues. There can be no assurance that the products that we offer will meet with market acceptance. In addition, there is no guarantee that even if there proves to be a market for our products, such market will be able to sustain our profitability requirements.

         None of our current products have achieved widespread distribution or customer acceptance. Although, some of our products have passed the development stage, we have not yet established market for them. Although we believe that we have the expertise to commercialize our products and establish a market for them, there is no assurance that we will be successful or that such products will prove to have widespread customer appeal.

We Have A History Of Losses, And Our Future Profitability Is Uncertain

         Due to our limited operating history, we are subject to the uncertainties and risks associated with any new business. Until recently we had no product that could be commercialized, and therefore we experienced significant operating losses every year since incorporation. Our net losses for the fiscal year that ended December 31, 1998 was $4,477,518, and for the fiscal year that ended December 31, 1997 was $1,324,960. We have an accumulated deficit of $9,254,790 as of December 31, 1998.

         There can be no assurance that we will ever generate profit from our products or that we will ever reach profitability on a sustained basis.

We Need Additional Financing And There Is Uncertainty We Can Get It

         Management believes the Company will need to draw on the additional funding arranged on December 29, 1998 in order to finalize development and market its products. The ability to draw on this additional funding is dependent on a number of factors including share pricing and volumes which are outside the Company's control. If the Company is unable to draw on the additional funding then the Company will need to raise the additional funds through the sale of its equity or debt securities in private or public financing or through strategic partnerships in order to fully exploit the potential of its products. There can be no assurance that the funds required can be raised.


Competition In The Data Communication Industry Is Intense And There Is Uncertainty That Given Our New Technology And Limited Resources That We Will Be Able To Succeed.


         Although our products are based on a wireless technology, we compete not only against companies that base their products on wireless technology, but also against companies that base their products on hard-wired technology (wire or fiber optic cable). There can be no assurance that we will be able to compete successfully in the future against existing or new competitors or that our operating results will not be adversely affected by increased price competition. Competition is based on design and quality of the products, product performance, price and service, with the relative importance of such factors varying among products and markets. Competition, in the various markets we serve, comes from companies of various sizes, many of which are larger and have greater financial and other resources than we do and, thus, can better withstand adverse economic or market conditions than we can.

         Our technology is at an early stage of development. As a result, we have no historical financial information upon which you as an investor could make an evaluation of your investment. Our future operating results are subject to a number of risks, including our ability or inability to implement our strategic plan, to attract qualified personnel and to raise sufficient financing as required. Inability of our management to guide growth effectively, including implementing appropriate systems, procedures and controls, could have a material adverse effect on our business, financial condition and operating results.

The Data Communication Industry Is In A State Of
Rapid Technological Change And We May Not Be Able To Keep Up

         We may be unable to keep up with technological advances in the data communications industry. As a result, our products may become obsolete or unattractive. The data communications industry is characterized by rapid technological change. In addition to frequent improvements of existing technology, there is frequent introduction of new technologies leading to more complex and powerful products. Keeping up with these changes requires significant management, technological and financial resources. As a small company, we do not have the management, technological and financial resources that larger companies in our industry may have. There can be no assurance that we will be able or successful in enhancing our existing products, or in developing, manufacturing and marketing new products. An inability to do so would adversely effect our business, financial condition and results of operation.


We Have Limited Intellectual Property Protection And There Is
Risk That Our Competitors Will Be Able To Appropriate Our Technology


         Our ability to compete depends to a significant extent on our ability to protect our intellectual property and to operate without infringing the intellectual property rights of others. We regard our technology as proprietary. We have no issued patents or pending patent applications, nor do we have any registered copyrights with respect to our intellectual property rights, but we intend to file patent applications. We rely on employee and third party non-disclosure agreements and on the legal principles restricting the unauthorized disclosure and use of trade secrets. Despite our precautions, it might be possible for a third party to copy or otherwise obtain our technology, and use it without authorization. Although we intend to defend our intellectual property, we can not assure you that the steps we have taken or that we may take in the future will be sufficient to prevent misappropriation or unauthorized use of our technology. In addition, there can be no assurance that foreign intellectual property laws will protect our intellectual property rights. There is no assurance that patent application or copyright registration that may be filed will be granted, or that any issued patent or copyrights will not be challenged, invalidated or circumvented. There is no assurance that the rights granted under patents that may be issued or copyrights that may be registered will provide sufficient protection to our intellectual property rights. Moreover, we can not assure you, that our competitors will not independently develop technologies similar or even superior to our technology.


Use Of Our Products Is Subordinated To Other Uses And There Is Risk That Our Customers May Have To Limit Or Discontinue The Use Of Our Products.


         License-free operation of our products, in certain radio frequency bands, is subordinated to certain licensed and unlicensed uses of these bands. This subordination means that our products must not cause harmful interference to other equipment operating in the band, and must accept potential interference from any of such other equipment. If our equipment is unable to operate without any such harmful interference, or is unable to accept interference caused by others, our customers could be required to cease operations in some or all of these bands in the locations affected by the harmful interference. As well, in the event these bands become unacceptably crowded, and no additional frequencies are allocated to unlicensed use, our business could be adversely affected.

         Currently, our products are designed to operate in frequency bands for which licenses are not required in the United States, Canada and other countries that we view as our potential market. Extensive regulation of the data communications industry by U.S. or foreign governments, and in particular imposing license requirements in the frequency bands of our products, could materially and adversely affect us through the effect on our customers and potential customers. Continued license-free operation will depend upon the continuation of existing U.S., Canadian and such other countries' government policy and, while no planned policy changes have been announced or are expected, this cannot be assured.

Adverse Consequences And Possible Dilution Are Associated
With Our Obligation To Issue Substantial Shares Of Common
Stock Upon Conversion Of Convertible Securities


         We are obligated to issue a substantial number of shares of common stock upon the conversion or exercise of our outstanding warrants and convertible preferred stock. The price which we may receive for the common stock issuable upon conversion or exercise of such convertible securities will be less than the market price of the common stock at the time of such exercise. Consequently, for the life of such convertible securities the holders of such convertible securities may have been given, at nominal cost, the opportunity to profit from a rise in the market price of the common stock.

         The exercise of all of the aforementioned securities may also adversely affect the terms under which we could obtain additional equity capital. In addition, should a significant number of these securities be exercised or converted, the resulting increase in the amount of the common stock in the public market could have a substantial dilutive effect on our outstanding common stock.

We May Be Subject To Product Liability Claims,
And We Lack Product Liability Insurance

         We face an inherent risk of exposure to product liability claims in the event that the products designed and sold by us contain errors, "bugs" or defects. There can be no assurance that we will avoid significant product liability exposure. We do not currently have a product liability insurance, and there can be no assurance that insurance coverage will be available in the future on commercially reasonable terms, or at all. Further, there can be no assurance that such insurance, if obtained, will be adequate to cover potential product liability claims, or that a loss of insurance coverage or the assertion of a product liability claim or claims would not materially adversely affect our business, financial condition and results of operations.


We Depend Upon A Single Third Party Manufacturer And There Is
Risk That If This Supplier Becomes Unavailable For Any
Reason We Will Have No Product To Sell


         We depend upon a single third party manufacturer to make our products. We do not have a second source. If our single supplier is not able to manufacture for us for any reason, we will have no products to sell. Accordingly, no assurance can be given that manufacturing capacity will continue to be available to us, on commercially reasonable terms or otherwise. Inability to obtain manufacturing capacity will have a material adverse effect on our business, financial condition and results of operation.

We Have Not Resolved All Of Our Year 2000 Issues

         Computer systems and software products that were designed to accept entries of only two digits in the "year" date code field may be unable to properly process date information beyond the year 1999. Inability of our products to process these dates could have a material adverse effect on our business. We have established a centrally coordinated project team to determine the Year 2000 readiness of our products, business processes and internal systems. We have began to review the year 2000 readiness of our products, and expect to complete such review by the end of March 1999. We can not presently estimate the total cost of this review but do not expect it to be material. We are also in the process of assessing our internal systems, the computer systems that we use in our business. We expect to have addressed all internal Year 2000 issues identified in this process by the end of June 1999.

         However, there can be no assurance that we will be able to complete our Year 2000 assessment and programs on a timely basis, that the costs of such programs will not be greater than expected, or that as yet undiscovered unanticipated Year 2000 problems will not affect our products or material systems. Greater than expected assessment and remediation costs or unanticipated Year 2000 problems could have a material adverse effect on our business, financial condition and results of operation.


         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement, in this prospectus and in the documents incorporated by reference into this prospectus, that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause WaveRider's future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" below or elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.


                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus is a part of a registration statement on Form S-3 , WaveRider filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933. This prospectus omits certain information contained in the registration statement and the exhibits to the registration statements. Reference is made to the registration statement and the exhibits to the registration statement for further information with respect to WaveRider and the shares offered under this prospectus. You may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. WaveRider files certain documents with the SEC electronically and these documents may be inspected and copied at the SEC's Web site at http://www.sec.gov. WaveRider is a reporting company under the Securities Exchange Act of 1934, and consequently, files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms appears above.

         The SEC allows us to "incorporate by reference" the information we file with them. Incorporation by reference means that we can disclose important information to you by referring you to the information we filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supercede this information.

         We incorporate by reference the information listed below and any future information we file with the SEC pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934.

          (a) WaveRider's annual report, filed with the SEC on Form 10-KSB, for the fiscal year ended December 31, 1998;


         (b) WaveRider's amendment to its annual report, filed with the SEC on Form 10-KSB/A, for the fiscal year ended December 31, 1998;


          (b) The description of WaveRider's common stock contained in the registration statement on Form 8-A filed with the SEC on March 18, 1995 under section 12 of the Exchange Act, including all amendments and reports subsequently filed for the purpose of updating such description.

         You may request and receive, at no cost, copies of these filings by writing or telephoning us at the following address:

                          T. Scott Worthington
                          Waverider Communications Inc.

                          235 Yorkland Blvd., Suite 1101
                          Toronto, Ontario Canada M2J 4Y8
                          (416) 502-3200; Facsimile No.:  (416) 502-2968
                          E-mail Address:  info@waverider.com

                                 USE OF PROCEEDS

         Any money received by WaveRider upon the sale of shares of common stock to the selling stockholders, and any money received by WaveRider upon the exercise of the warrants will be used for working capital and general corporate purposes. The aggregate maximum amount of proceeds that WaveRider received and could receive upon the sale of shares of common stock to the selling stockholders and upon the exercise of the warrants is $15,812,250.

         WaveRider will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. WaveRider will, however, receive the exercise price upon the exercise of any warrants held by the selling stockholders, if and to the extent that such warrants are exercised. However, there can be no assurance that any or all of the warrants will be exercised and that WaveRider will receive any proceeds from such exercise.

         The costs associated with this offering are approximately $20,000.

                                 DIVIDEND POLICY

         To date, WaveRider has not paid dividends on any shares of our common stock and we do not plan to pay any dividends on our common stock in the foreseeable future. The decision to pay dividends on the common stock in the future is up to WaveRider's Board of Directors. Such decision to pay dividends depends upon, among other things, our earnings, our capital requirements and our financial condition. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may also limit our ability to pay dividends on the common stock.

                              SELLING STOCKHOLDERS

                            JUNE SELLING STOCKHOLDERS

         Of the 7,250,000 shares of common stock offered by this prospectus, 1,600,000 shares are being registered and may be offered for sale from time to time during the period the effectiveness of the registration statement of which this prospectus is part, for the accounts of selling stockholders who acquired convertible preferred stock and warrants to purchase common stock in a private placement in June 1998 set forth in the table below. The June Selling
Stockholders' shares of common stock registered under this prospectus consist of:

         (a) 800,000 shares of common stock issuable upon conversion of Series C Voting 8% convertible preferred shares;

         (b) 800,000 shares of common stock issuable upon the exercise of 800,000 Series F warrants, at $2.50 per share. The Series F warrants expire on June 11, 2000.

         The Series C preferred shares may be converted, prior to April 30, 2000, into shares of common stock, at a conversion ratio of one share of common stock per one preferred share.

         WaveRider will not receive any portion of the proceeds from the sale of shares by the June Selling Stockholders pursuant to this prospectus. To the extent that Series F warrants are exercised, WaveRider will receive the proceeds from the exercise of such warrants. WaveRider cannot, however, predict the extent to which Series F warrants will be exercised, if at all.

                          NOVEMBER SELLING STOCKHOLDERS
                         CONVERTIBLE DEBENTURE AGREEMENT

         On December 15, 1998, WaveRider entered into an agreement to issue up to $2,000,000 of 8% convertible debentures to International Advisory Services Ltd. and Wyndel Consulting Ltd.. The convertible debenture granted WaveRider the right to require the November Selling Stockholders to lend to WaveRider from time to time up to an aggregate total amount of $2,000,000. WaveRider has not required any loan advancement from the November Selling Stockholders under the convertible debenture, and the convertible debenture was terminated on January 8, 1999.

         Prior to termination of the convertible debenture, and as a commitment fee, WaveRider issued to each of the November Selling Stockholders Series G warrant to purchase 250,000 shares of common stock of WaveRider. The Series G warrants may be exercised at any time prior to December 15, 2003. The exercise price per share for the Series G warrants is $1.50.

                          DECEMBER SELLING STOCKHOLDERS
                         COMMON STOCK PURCHASE AGREEMENT

Overview of Purchase Agreement

         On December 29, 1998, WaveRider entered into a common stock Purchase Agreement with Sovereign Partners LP and Canadian Advantage Limited Partnership. The Purchase Agreement provides for the sale to, and the option to sell to, the December Selling Stockholders up to an aggregate of $10,000,000 of common stock of WaveRider, and for issuance to the December Selling Stockholders, and for the issuance to the December Selling Stockholders of four series of warrants, each to purchase 225,000 shares of WaveRider's common stock, at a different exercise price for each series of warrants. The sale and the option to sell to the December Selling Stockholders is pro rata amongst them in accordance with a ratio set forth in the Purchase Agreement. At the Closing of the Purchase Agreement, WaveRider sold to the December Selling Stockholders 1,167,860 shares of common stock for $3,000,000. In connection with the Purchase Agreement, the parties also entered into a Registration Rights Agreement and an Escrow Agreement.

         The Purchase Agreement refers to three financing "tranches". Pursuant to the "First Tranche" WaveRider sold to the December Selling Stockholders, on December 29, 1998 1,167,860 shares of WaveRider's common stock, for a total amount of $3,000,000. Pursuant to the "Second Tranche" WaveRider was granted the right to require the December Selling Stockholders to purchase additional shares of common stock at a minimum of $1,000,000 and a maximum of $3,000,000. Pursuant to the "Third Tranche" WaveRider was granted the right to require the December Selling Stockholders to purchase additional shares of common stock at a minimum of $1,000,000 and a maximum of $4,000,000. WaveRider is not obligated to sell shares of common stock to the Selling Stockholders pursuant to the Second and the Third Tranches, but rather has an option to do so. The December Selling Stockholders, however, are required to purchase such shares of common stock subject only to the conditions described below.

         In connection with the Purchase Agreement, WaveRider will pay Prudential Securities, Inc. a fee equal to 7% of the total aggregate amount of common stock WaveRider will sell pursuant to the Purchase Agreement, for its involvement as the investment banker in connection with the Purchase Agreement. In addition, WaveRider has issued to Prudential Securities warrants to purchase 150,000 shares of common stock at an exercise price of $3 per share.
These warrants will expire on December 29, 2003.

First Tranche

         On December 29, 1998 WaveRider sold to the December Selling Stockholders, pro rata amongst them in accordance with the Purchase Ratio, 1,167,860 shares of common stock WaveRider, for a First Tranche Issuance Price of $2.57 per share and for a total amount of $3,000,000. The First Tranche Issuance Price is subject to reset, as described below, and upon such reset WaveRider may be required to issue additional common stock to the December Selling Stockholders.

Second Tranche


         At WaveRider's option, WaveRider may sell to the December Selling Stockholders, pro rata amongst them in accordance with the Purchase Ratio, additional shares of common stock for a total dollar amount of a minimum of $1,000,000 and a maximum of $3,000,000, that number of secondary shares to be derived from dividing the dollar amount set forth in WaveRider's option notice by the secondary shares Issuance Price. WaveRider's option may be exercised upon giving each of the December Selling Stockholders a prior written notice at least five business days prior to the closing of the Second Tranche, after the earlier to occur of (a) 165 calendar days after the Subscription Date, and (b) two business days after the expiration of the second Reset Period for the Initial shares, as more fully described below under Reset of Issuance Price, which option must be exercised by WaveRider within 20 calendar days after the earlier of (a) and (b) above.


         WaveRider's right to exercise the option in the Second Tranche is subject to satisfaction of each of the conditions described below.

Third Tranche

         At WaveRider's option, WaveRider may sell to the December Selling Stockholders, pro rata amongst them in accordance with the Purchase Ratio, additional shares of common stock for a total dollar amount of a minimum of $1,000,000 and a maximum of $4,000,000, that number of tertiary shares to be derived from dividing the dollar amount set forth in WaveRider's option notice by the tertiary shares Issuance Price. WaveRider's option may be exercised upon giving each of the December Selling Stock holders a prior written notice at least five business days prior to the closing of the Third Tranche, after the earlier to occur of (a) 255 calendar days after the Subscription Date, and (b) two business days after the expiration of the final Reset Period for the secondary shares, as more fully described below under Reset of Issuance Price, which option must be exercised by WaveRider within 20 calendar days after the earlier of (a) and (b) above.

          WaveRider's right to exercise the option in the Third Tranche is subject to satisfaction of each of the conditions described below.

Conditions to the Sale

         WaveRider right to exercise its option to require sale of common stock under the Second and the Third Tranche, is subject to each one of the following conditions:

          (1) effectiveness of this registration statement, (2) delivery of shares to the escrow agent, (3) delivery of an opinion of counsel, (4) continued accuracy of representations and warranties, (5) compliance with covenants, (6) absence of proceedings adversely affecting the transaction, (7) continued trading of the common stock, and (8) no change in control.

In addition, the Stock Purchase Agreement also expressly requires that:

         (A) The average closing bid price of the common stock for the 20 consecutive trading days immediately preceding the notice by WaveRider to require sale of additional common stock and the days immediately preceding the closing of the sale and purchase of the shares shall be greater than $1.25;

         (B) The average daily trading volume for the common stock for the 20 trading days immediately preceding the notice by WaveRider's to require sale of additional common stock and the days immediately preceding the closing of the sale and purchase of the shares shall be a minimum of 100,000; and

         (C) None of the December Selling Stockholders, in the event of the closing of the sale and purchase of the shares would own or be deemed beneficially deemed to own, more than 9.99% of the outstanding shares of common stock of WaveRider.

The Price Per Share and Reset of the Price Per Share

          The purchase price per share of the common stock sold pursuant to the First Tranche or to be sold pursuant to the Second Tranche and the Third Tranche is based on the average of the closing bid price for the common stock for the five consecutive trading days prior to the closing of such Tranche. In each case, the Issuance Price is subject to reset, as described below.

         The price per share upon which WaveRider may sell the common stock in the each one of the Tranches is subject to reset. As a result of such reset, WaveRider may be required to issue additional shares to the December Selling Stockholders. The Purchase Agreement provides for three "reset periods" per Tranche, each such reset period consists of 30 calendar days.

         For each reset period, the "reset price" shall be equal to the average of the Closing Bid Prices for the trading days during such period. The number of shares of common stock to be issued upon the expiration of each Reset Period shall be calculated in accordance with the following formula:

                           A x B x 117.5% - C = N
                           ------------------
                                   C

                  Where: A = number of shares subject to repricing; B = Issuance Price of shares subject to repricing; C = Reset Price; and N = Reset shares.

         Upon the expiration of each reset period, WaveRider will issue that number of Reset shares (if any) resulting from the above formula. If the additional shares are not delivered by WaveRider on due date, WaveRider will have to pay liquidated damages to the December Selling Stockholders.

Warrants

         On the Subscription Date, WaveRider issued to the December Selling Stockholders, four series of warrants to purchase a total aggregate of 900,000 shares of common stock. The four series and the exercise prices per one warrant for each of them are as follows: warrants to purchase 225,000 shares have an Exercise Price of $2.00, warrants to purchase 225,000 shares have an Exercise Price of $2.61, warrants to purchase 225,000 shares have an Exercise Price of $3.00, and warrants to purchase 225,000 shares have an Exercise Price of $4.00. The warrants may be exercised during a five-year period after they were issued.

         The number and kind of securities that may be purchased upon the exercise of the warrants and the Exercise Prices of the warrants are subject to adjustment from time to time upon the happening of certain events, such as distribution of dividends in shares common stock , stock splits, and issuance of other shares of capital stock in a reclassification of the common stock.

Indemnification of the December Selling Stockholders

         WaveRider is obliged to indemnify and hold harmless the December Selling Stockholders and each officer, director of the December Selling Stockholders or person, if any, who controls the December Selling Stockholder, against any losses, claims, damages or liabilities, joint or several (which shall include all costs of defense and investigation and all attorneys' fees), to which the Indemnified Party may become subject, under the Securities Act of 1933 or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach of any term of the Purchase Agreement by WaveRider. This indemnity obligation is in addition to any liability which the WaveRider may otherwise have.

                              SELLING STOCKHOLDERS
                                TABLE OF HOLDINGS

Based on the information supplied to WaveRider by each selling stockholder, the following table sets forth, as of January 15, 1999, certain information regarding the beneficial ownership of each selling Stockholder and number of shares owned by each selling stockholder. The table assumes the conversion of all of the shares of preferred stock, exercise of all Series F and G warrants and the December warrants, and that WaveRider exercises in full its right to sell common stock.

The beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.


                                                            Shares                                       Shares
                                                      Beneficially Owned                       Beneficially Owned
                                                       Prior to Offering           Number        After Offering
                                                   -------------------------      of Shares    ------------------
Name and Address                                   Number           Percent       Offered      Number     Percent
----------------                                   ------           -------       -------      ------     -------
Sovereign Partners LP                                3,750,000       8.31%       3,750,000           0     0.00%
Canadian Advantage Limited Partnership               1,250,000       2.77        1,250,000           0     0.00
Alliance Equities Ltd.                               1,717,110       4.23          514,000   1,203,110     2.96
Interior Holdings Ltd.                               1,761,365       4.33          514,000   1,247,365     3.07
International Advisory Services Ltd.                 1,101,000       2.73          250,000     851,000     2.11
Wyndel Consulting Ltd.                                 687,500       1.70          250,000     437,500     1.08
Prudential Securities                                  150,000       0.37          150,000           0     0.00
Lori Birzins                                           156,000       0.39          100,000      56,000     0.14
Charles W. Williams, Jr.                                82,900       0.21           80,000       2,900     0.01
Fredrick L. Aycock                                      70,000       0.18           60,000      10,000     0.03
Charles G. Maton                                        60,000       0.15           60,000           0     0.00
Lawson K. Broadrick and Kay W. Broadrick                40,000       0.10           40,000           0     0.00
Frank A. Zimmerman                                      28,000       0.07           28,000           0     0.00
Bruce Caldwell                                          24,000       0.06           24,000           0     0.00
Stanley Bland                                           39,000       0.10           20,000      19,000     0.05
Equity Hedge Fund Ltd.                                  20,000       0.05           20,000           0     0.00
Global Securities Corporation                           20,000       0.05           20,000           0     0.00
Samuel D. Kerr                                          20,000       0.05           20,000           0     0.00
J. Houston Lennard and Celeste C. Lennard               22,800       0.06           20,000       2,800     0.01
Timothy J. Lindgren                                     21,000       0.05           20,000       1,000     0.00
Jason W. Peck                                           21,125       0.05           20,000       1,125     0.00
James Hutton                                            16,000       0.04           16,000           0     0.00
Edward C. Bonawitz                                       8,500       0.02            8,000         500     0.00
Kentex Corporation                                       8,000       0.02            8,000           0     0.00
Miramar Investments Ltd.                                 8,000       0.02            8,000           0     0.00

                              PLAN OF DISTRIBUTION

         This prospectus covers the sale of shares of common stock by WaveRider to certain selling stockholders and, from time to time, by the selling stockholders.

         The shares of common stock offered by this prospectus may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. The selling stockholders will act independently of WaveRider in making decisions with respect to the timing, manner and size of each sale. The sales may be made on the OTC Bulletin Board (or on one or more exchanges on which WaveRider's common stock may then be listed) or in the over-the-counter market, or otherwise. The sales will be made at prices and at terms then prevailing, or at prices related to the then current market price, or in negotiated transactions. The shares of common stock may be sold by one or more of the following types of transactions:

         (a)      a block  trade in which the broker or dealer so  engaged  will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
         (c) an exchange distribution in accordance with the rules of such exchange;
         (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
         (e)      privately negotiated transactions;
         (f)      short sales;
         (g) if such a sale qualify, in accordance with Rule 144 promulgated under the Securities Act rather than pursuant to this prospectus; and
         (h)      any other method permitted pursuant to applicable law.


         In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be
"underwriters" within the meaning of section 2(11) of the Securities Act in connection with such sales. Accordingly any commission received by them and profit on any resale of the shares as principal, might be deemed to be underwriting discounts and commissions under the Securities Act. In addition, because selling stockholders will be deemed to be "underwriters" they will be subject to prospectus delivery requirements under the Securities Act of 1933.


         Upon WaveRider being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act of 1933. Such supplement will disclose:

         (1) the name of each selling stockholder and of the participating broker-dealer(s);
         (2)      the number of shares involved;
         (3)      the price at which such shares were sold;
         (4) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
         (5) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
         (6)      other facts material to the transaction.

         WaveRider has agreed to pay the expenses incurred in connection with preparing and filing this prospectus and the Registration Statement of which it is a part (other than selling commissions). WaveRider has agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

         In addition, in the event the selling stockholders sell short the common stock of WaveRider, this prospectus may be delivered in connection with such short sales and the shares offered by this prospectus may be used to cover such short sales. It is the view of the SEC that the December Selling Stockholders are "underwriters" within the meaning of the Securities Act. In making sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers or agents to participate. Such broker-dealers or agents may receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale. These broker-dealers or agents, and any other participating broker-dealers or agents, as well as the selling stockholders, may be considered "underwriters" within the meaning of the Securities Act of 1933.

         WaveRider has informed the selling stockholders that the anti-manipulative rules under the Exchange Act of 1934, including Regulation M, may apply to their sales in the market. WaveRider has furnished the selling stockholders with a copy of Regulation M. WaveRider has also informed the selling stockholders that they must deliver a copy of this prospectus with any sale of their shares.


                           DISCLOSURE OF SEC POSITION
               ON INDEMNIFICATION FOR SECURITIES ACTS LIABILITIES

         WaveRider's amended and restated Articles of Incorporation and By-Laws provide that WaveRider shall indemnify its directors and officers, to the fullest extent permitted under Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of WaveRider, pursuant to the foregoing provisions, or otherwise, WaveRider has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.


                                  LEGAL MATTERS

         Foley, Hoag & Eliot LLP, of One Post Office Square, Boston, Massachusetts 02109-2170 will issue an opinion, for WaveRider and the selling stockholders, about the legality and validity of the shares. WaveRider knows of no members of Foley, Hoag & Eliot who are beneficial owners of common stock of WaveRider.

                                     EXPERTS

The financial statements as at December 31, 1998 and for the year then ended incorporated in this registration by reference to the Annual Report on Form 10-KSB for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of the said firm as experts in auditing and accounting.

The financial statements as at December 31, 1997 and for the year then ended incorporated in this registration by reference to the Annual Report on Form 10-KSB for the year ended December 31, 1998 have been so incorporated in reliance on the report of Johnson, Holscher & Company, P.C., independent public accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses in connection with the sale of the shares being registered hereby:

         SEC registration fee                         $ 4,952
         Printing and engraving                       $ 1,000
         Accountants' fees and expenses               $ 1,000
         Legal fees                                   $10,000
         Miscellaneous                                $ 4,048
                                                      -------
               Total                                  $20,000

Item 15. Indemnification of Directors and Officers

         Article VI of WaveRider's By-Laws provides that: "Every Director, officer, employee and agent of the Company, and every person serving at the Company's request as a director, officer (or in a position functionally equivalent to that of officer or director), employee or agent of another corporation, partnership, joint venture, trust or other entity, shall be indemnified to the extent and in the manner provided by the Company's Charter, as it may be amended, and in the absence of any such provision therein, in accordance with Nevada law."

         WaveRider's    Charter    contains   no   provisions    regarding   the
indemnification of directors and officers.

         Section 78.7502 of Nevada General Corporation Law ("Nevada Corporation Law") provides, that:

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstance of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of Nevada Corporation Law provides, that: Any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a)      By the stockholders;

         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The indemnification and advancement of expenses authorized or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.
         In accordance with the provisions of Section 78.752 of Nevada Corporation Law, WaveRider purchased and maintains insurance coverage on certain liabilities of its directors and officers.

Item 16. Exhibits

Exhibit No.       Description

3.1   Articles of  Incorporation  of  WaveRider,  incorporated  by  reference to
      Exhibit 3.1 registration statement on Form S-18, File no. 33-25889-LA.

3.2 Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the annual report on Form 10-KSB for the year ended December 31, 1996.

3.3 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 8th, 1993, incorporated by reference to Exhibit 3.3 to the quarterly report on Form 10-QSB for the period ended September 30th, 1994.

3.4 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 25th, 1993, incorporated by reference to Exhibit 2(d) to the registration statement on Form 8-A, File No. 0-25680.

3.5 Certificate of Amendment to the Articles of Incorporation of WaveRider filed with the Nevada Secretary of State on March 25th, 1995, incorporated by reference to Exhibit 2(e) to registration statement on Form 8-A, File no. 0-25680.

3.6 Certificate of Amendment to the Articles of Incorporation of the Company, designating the Series A Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on March 24th, 1997, incorporated by reference to Exhibit 3.6 on Form 10KSB for the year ended December 31, 1996.

3.7 Certificate of Amendment to the Articles of Incorporation of the Company designating the Series B Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on May 16, 1997.

3.8 Certificate of Amendment to the Memorandum of WaveRider changing the name to WaveRider Communications Inc., filed with the Nevada Secretary of State on May 27, 1997.

4.1   Specimen  common stock  certificate,  incorporated by reference to Exhibit
      4.1 to registration statement on Form S-18, File no. 33-25889-LA.

4.2 Specimen Class A Common Stock Purchase Warrant Certificate, incorporated by reference to Exhibit 4.2 on Form 10KSB for the year ended December 31, 1996.

4.3 Specimen Class B Common Stock Purchase Warrant Certificate, incorporated by reference to Exhibit 4.3 on Form
      10KSB for the year ended December 31, 1996.

4.4 Specimen Class C Common Stock Purchase Warrant Certificate, incorporated by reference to Exhibit 4.4 on Form 10KSB for the year ended December 31, 1996.

4.5 Specimen Class D Common Stock Purchase Warrant Certificate, incorporated by reference to Exhibit 4.5 on Form 10KSB for the year ended December 31, 1996.

4.6 Warrant Terms dated February 10th, 1997, relating to the Class A, Class B, Class C and Class D, Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.6 on Form 10KSB for the year ended December 31, 1996.

4.7 Warrant Terms dated April 15, 1998, relating to the Class E Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.7 on Form 10KSB for the year ended December 31, 1998.

4.8 Warrant Terms dated June 11, 1998, relating to the Class F Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.8 on Form 10KSB for the year ended December 31, 1998.

4.9 Warrant Terms dated December 15, 1998, relating to the Class G Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.9 on Form 10KSB for the year ended December 31, 1998.

4.10 Warrant Terms dated December 29, 1998, relating to the Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.10 on Form 10KSB for the year ended December 31, 1998.


5.1   Opinion of Foley, Hoag & Eliot LLP.

10.1 Agreement dated February 2nd, 1997, between Ray Hoag and WaveRider, incorporated by reference to Exhibit 10.2 on Form 10KSB for the year ended December 31, 1996.

10.2  Agreement  dated  February  2nd,  1997,   between  C.  Jeremy  Renton  and
      WaveRider, incorporated by reference to Exhibit 10.21 on Form 10KSB for the year ended December 31, 1996.

10.3 Stock Option Agreement dated January 22nd, 1997 between WaveRider and Charlie Rodriguez, incorporated by reference to Exhibit 10.22 on Form 10KSB for the year ended December 31, 1996.

10.4 Stock Option Agreement dated January 22nd, 1997 between WaveRider and C. Jeremy Renton, incorporated by reference to Exhibit 10.23 on Form 10KSB for the year ended December 31, 1996.

10.5 Stock Option Agreement dated January 22nd, 1997, between WaveRider and Ray Hoag, incorporated by reference to Exhibit 10.24 on Form 10KSB for the year ended December 31, 1996.

10.6 Share Exchange Agreement executed the 13th day of May, 1997 between WaveRider and the shareholders of Major Wireless Communications Inc., ("Major Wireless"), with respect to the purchase by the Company of all the issued and outstanding shares in the capital stock of Major Wireless, incorporated by reference to Exhibit 2.1 in Form 8-K filed May 29, 1997.

10.7 Agreement supplemental to the Share Exchange Agreement executed the 13th day of May, 1997 (see 10.6 supra) incorporated by reference to Exhibit
      10.1 in Form 8-K filed May 29, 1997.

10.8  Employee  Stock  Compensation  (1997) Plan  incorporated  by  reference to
      Exhibit 99 in Form S-8 filed August 29th, 1997.

10.9 Employee Stock Option (1997) Plan incorporated by reference to Exhibit 99 in Form S-8 filed August 29th, 1997.

10.10 Employment Agreement between WaveRider and D. Bruce Sinclair dated November 18, 1997 incorporated as Exhibit 10.10 to WaveRider's annual report on Form 10-KSB, for the year ended December 31, 1997.

10.11*Convertible   Debenture  Agreement  between  WaveRider  and  International
      Advisory Services Ltd. And Wyndel Consulting Ltd. Dated December 15, 1998.

10.12*Letter of termination of the Convertible  Debenture Agreement contained in
      Exhibit 10.11, dated January 8, 1999.

10.13*Common Stock Purchase  Agreement between WaveRider and Sovereign  Partners
      LP and Canadian Advantage Limited Partnership, dated December 31, 1998, including the exhibits to such agreement.

23.2  Consent of Johnson, Holscher & Company P.C., independent auditors.

23.3  Consent of PricewaterhouseCoopers LLP, independent auditors

23.4 Consent of Foley, Hoag & Eliot LLP (included in last sentence of Exhibit 5.1).

24.1  Power of Attorney (contained in the signature page).

*Previously filed


Item 17. Undertakings


         WaveRider hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (2) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (3) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (4) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (5) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (6) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (8) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.


         (9) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements of filing on Form S-3 and authorized this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 27, 1999.

                          WAVERIDER COMMUNICATIONS INC.

                          By: ______________________________________________
                               Bruce Sinclair, President and Chief Executive Officer





         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on April 26, 1999.


Signature                          Title                              Date


/s/ D. Bruce Sinclair     President, Chief Executive Officer     April 27, 1999
---------------------     (Principal Executive Officer)
D. Bruce Sinclair         and Director


/s/ William E. Krebs      Secretary and Director                 April 27, 1999
---------------------
William E. Krebs *

/s/ William H. Laird      Director                               April 27, 1999
William H. Laird *


                  * By: D. Bruce Sinclair, Attorney-in-fact